Exhibit 99.1

FOR IMMEDIATE RELEASE

Astrotech Board Approves Potential Sale Process of 1st Detect and TRACER 1000, the Only Field-Deployed Mass Spectrometry ETD, as the Company Focuses on Its Initiative in Space

The Company believes the DHS next-generation ETD award, TSA Air Cargo approval, ECAC passenger and cargo certifications for G1, plus the active TSA checkpoint certification process, established 1st Detect as the leading next-generation explosives trace detection ETD platform in the world, creating a defined acquisition window for buyers ahead of the anticipated next-generation federal ETD procurement cycle.

AUSTIN, Texas, June 16, 2026 - Astrotech Corporation (Nasdaq: ASTC) (“Astrotech” or the “Company”) today announced that its Board of Directors has approved a potential sale process of its 1st Detect Corporation subsidiary (“1st Detect”), developer of the TRACER 1000 mass spectrometry–based explosives and narcotics trace detection (“ETD”) platform. The TRACER 1000 is the only mass spectrometry ETD certified and field-deployed in aviation security operations, at a moment when U.S. and European authorities have signaled a shift away from the legacy ion mobility spectrometry (“IMS”) technology that has dominated the market for three decades. The Company is evaluating a potential sale to provide additional capital for the previously announced lunar mining initiative the company is committed to building.

The Board’s decision follows a series of regulatory, operational, and technology milestones that management believes have moved 1st Detect past a critical inflection point and materially increased its strategic value. These include the TRACER 1000’s TSA approval for the Air Cargo screening; ECAC certification for passenger and cargo screening, including G1 approval and the newly granted ECAC certification for wand swabbing; the Company’s entry into the TSA checkpoint certification process through the Transportation Security Laboratory (“TSL”); and a U.S. Department of Homeland Security (“DHS”) award to mature the TRACER 1000 for next-generation explosives trace detection.

“There are rare moments when a detection platform holds regulatory validation, government-backed development support, years of field operating history, and a clearly emerging market need at the same time and we believe 1st Detect now holds all four,” said Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech. “The TRACER 1000 is no longer an emerging technology. It is a field-proven, certified, next-generation ETD platform standing at the front of the industry’s transition from legacy IMS to mass spectrometry. The Board believes the right path to unlock that value for shareholders, may be a sale to a strategic or financial buyer capable of accelerating commercialization and worldwide deployment.”

A Defined Strategic Window

Management believes the explosives trace detection market is entering a significant transition. For roughly thirty years, the global explosives trace detector (ETD) install base has been built on IMS technology. The Company believes that IMS-based ETDs operate with constrained threat libraries and that adding new lethal compounds to an IMS system can degrade instrument performance, a structural limitation as variations and threat profiles continue to evolve. The Company states that new additions to the TRACER 1000 detection library do not degrade detection capability or increase false alarms, because the TRACER 1000 system uses an extensive and easily expandable threat library. Management believes the significant advantages, highly accurate threat identification with an expandable library, is the reason regulators are moving toward mass spectrometry, and the reason the current moment represents a compelling acquisition opportunity.

Mass Spectrometry: The Next Evolution in Trace Detection

The TRACER 1000 brings laboratory-grade mass spectrometry into real-world, high-throughput security environments, detecting explosives and narcotics in seconds with near-zero false alarms, with an expandable threat library and very low false-alarm rates. Management believes false-alarm performance is not merely a technical metric but an operational and economic one: in high-volume cargo and checkpoint environments, testing thousands of people and cargo per day, false alarms can significantly slow throughput imposing a high cost per alarm.

“Legacy IMS technology was built for a time that required testing for a much narrower threat environment,” Pickens said. “Today’s aviation, cargo, border, law enforcement and critical-infrastructure operators need a platform that can evolve as threats evolve. We believe the TRACER 1000’s expandable library, low false-alarm performance, and field-proven operating history place it at the forefront of that transition.”

About 1st Detect Corporation

1st Detect Corporation, a subsidiary of Astrotech Corporation, develops, manufactures, and sells trace detection systems for security and detection markets. The company’s TRACER 1000 ETD and TRACER 1000 NTD systems use mass spectrometry to deliver laboratory-grade performance in portable designs built for real-world environments.

About Astrotech Corporation

Astrotech Corporation (Nasdaq: ASTC) is an instrumentation and space technology company that creates, operates, and scales innovative businesses through its wholly owned subsidiaries. Astrotech’s subsidiaries develop technologies for security and defense, environmental analysis, industrial process control, agricultural processing, and lunar resource development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding Astrotech’s plan to pursue the sale of 1st Detect; the perceived strategic value of 1st Detect; the existence, timing, or duration of any acquisition window; potential buyer interest and the potential benefits of a sale transaction; the belief that the trace detection market is transitioning from IMS to mass spectrometry; the belief that the TRACER 1000 is the only certified, field-deployed mass spectrometry ETD; the expected benefits and competitive advantages of mass spectrometry–based trace detection; the commercial potential and addressable market of the TRACER 1000; TSA checkpoint certification efforts and timing; the potential for participation in future federal procurement cycles; DHS-supported development activities; ECAC and TSA certifications and approvals; field performance and operational reliability; potential market adoption and displacement of legacy systems; and the Company’s ability to complete a sale transaction.

Forward-looking statements are based on current expectations, estimates, forecasts, and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, among others, the possibility that the Company may not identify a buyer, may not receive acceptable offers, may not complete a transaction, may incur significant transaction-related costs, may not realize expected strategic or shareholder-value benefits, may not obtain or maintain required regulatory approvals or certifications (including TSA checkpoint certification), may not achieve expected commercial adoption of the TRACER 1000, may not realize the expected benefits of DHS-supported development activities, may not benefit from any anticipated industry transition to mass spectrometry, and may face competitive, operational, financing, market, regulatory, supply chain, or technology-development challenges.

Additional risks and uncertainties are described in Astrotech’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Astrotech undertakes no obligation to update any forward-looking statements except as required by law.

Company Contact

Scott Bartley

Interim Chief Financial Officer

Astrotech Corporation

(512) 485-9530

Investor Contact

Matt Kreps

Managing Director, Darrow Associates

(214) 597-8200

mkreps@darrowir.com